UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 13, 2015
Date of Report (Date of earliest event reported)

__________________
THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)
 __________________

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)

(310) 207-0272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2015 annual meeting of stockholders of The Rubicon Project, Inc. (the “Company”) held on May 13, 2015, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2015. The final results of voting on each proposal are as follows:

Proposal 1: Election of two (2) Class I directors each to hold office until the Company’s 2018 annual meeting of stockholders, subject to the election and qualification of his successor:

	FOR	WITHHELD	BROKER NON-VOTES
Frank Addante	26,944,828	350,271	5,422,988
Robert J. Frankenberg	20,989,579	6,305,520	5,422,988

Messrs. Addante and Frankenberg, the nominees for Class I directors, were each elected.

Proposal 2: Approval of the material terms of the performance goals under The Rubicon Project, Inc. 2015 Executive Cash Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,225,098	53,302	16,699	5,422,988

The foregoing proposal was approved.

Proposal 3: Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
32,646,579	61,712	9,796	0

The foregoing proposal was approved.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date: May 14, 2015	By:	/s/ Brian W. Copple
Brian W. Copple
General Counsel and Secretary